Exhibit 10.3

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) dated as of May 10, 2013, is entered into by and between PositiveID Corporation, a Delaware corporation (the “Company”), with its principal executive office at 1690 South Congress Avenue, Suite 201, Delray Beach, FL 33445, and IBC Funds LLC, a Nevada limited liability company, with its principal executive office at 5348 Vegas Drive, Las Vegas, NV 89108 (the “Purchaser” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Purchaser wishes to purchase from the Company, and the Company wishes to sell to the Purchaser, upon the terms and subject to the conditions stated in this Agreement, the Shares (as defined below); and

WHEREAS, to induce the Purchaser to consummate the transactions contemplated by this Agreement, the Company has agreed to provide certain registration rights under the Securities Act (as defined below) and applicable state securities laws.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Parties to this Agreement agree as follows:

Section 1.

Definitions.  For the purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3 hereof.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Company” has the meaning set forth in the preamble.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Financing Agreements” means this Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated by this Agreement.

“Material Adverse Effect” means a change, event, circumstance, effect or state of facts that has had or is reasonably likely to have a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its subsidiaries taken as a whole, (ii) the legality or enforceability of any of the Financing Agreements or (iii) the ability of the Company to perform its obligations under the Financing Agreements; provided, however, that none of the following, individually or in the aggregate, shall be taken into account in determining whether a Material Adverse Effect has occurred or insofar as reasonably can be foreseen would likely occur: (a) changes in conditions in the U.S. or global capital, credit or financial markets generally, including changes in the availability of capital or currency exchange rates; (b) any effect of the announcement of, or the consummation of the transactions contemplated by, this Agreement and the other Financing Agreements on the Company’s relationships, contractual or otherwise, with customers, suppliers, vendors, bank lenders, strategic venture partners or employees; and (c) the receipt of any notice that the Common Stock may be ineligible to continue listing or quotation on the trading Market, other than a final and non-appealable notice that the listing or quotation of the Common Stock on the trading market shall be terminated on a date certain.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Purchaser” has the meanings set forth in the preamble.

“Registrable Securities” means all of the Securities, provided, that the Purchaser has provided to the Company any information regarding the Purchaser and the distribution of the Registrable Securities as the Company may, from time to time, reasonably require for inclusion in a Registration Statement pursuant to applicable law; and provided, further, that the Purchaser’s Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Purchaser shall cease to be a Registrable Security); or (B) becoming eligible for resale by the Purchaser under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner-of-sale restrictions, pursuant to a written opinion letter to such effect, addressed, delivered and acceptable to the Company’s transfer agent.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities, amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Regulation D” has the meaning set forth in Section 5(f) hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act for the 12 months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

“Securities” means the Shares, if any.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Shares” has the meaning set forth in Section 2 hereof.

Section 2.

Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, on the applicable Closing Date, the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, an aggregate of 40,064 shares of Common Stock (the “Shares”), at a per share purchase price of $0.312, calculated at 80% of the closing price of the Company’s Common Stock on May 9, 2013. The total investment amount shall be $12,500 to be provided upon filing of the Registration Statement.

Section 3.

Closing. Upon the terms and subject to the conditions of this Agreement, the transactions contemplated by this Agreement shall take place at closings (the “Closing”) to be held at the offices of Anslow & Jaclin LLP located at 195 Route 9 South, Manalapan, NJ 07726, at a time and date to be specified by the Parties, which shall be no later than the second (2nd) Business Day following the satisfaction or, if permitted pursuant hereto, waiver of the conditions set forth in Section 7, or at such other location, date and time as the Purchaser and the Company shall mutually agree.  The Closing shall occur substantially concurrent with the filing of the Registration Statement with the SEC, at which time the Shares shall be purchased by the Purchaser (the “Closing Date”).

Section 4.

Representations and Warranties of the Company. Except as set forth in the Schedules attached hereto, or as disclosed in the Company’s SEC Reports, the Company hereby represents and warrants to the Purchaser as follows:

(a)

Organization, Good Standing and Qualification.  The Company has been duly organized and validly exists as a corporation in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business require such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singly or in the aggregate, or could not reasonably be expected to have a Material Adverse Effect.

(b)

Authorization.  The Company has full corporate power and authority to enter into the Financing Agreements and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Financing Agreements, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities ~~.~~  The Financing Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

(c)

Capitalization.  To the knowledge of the executive officers of the Company, all of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued.  No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Other than as described on Schedule 4(c), there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement.  Other than as described on the Schedule 4(c), there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.

(d)

Valid Issuance.  The Securities have been duly and validly authorized and, when issued pursuant to the Financing Agreements, the Securities will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Purchaser), except for restrictions on transfer set forth in the Financing Agreements or imposed by applicable securities laws.

(e)

Consents.  The execution, delivery and performance by the Company of the Financing Agreements and the offer and issuance of the Securities require no consent of, action by or in respect of, or filing with, any governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

(f)

No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Financing Agreements by the Company and the issuance and sale of the Securities will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or conflict with or constitute a default under, or give any party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, (i) the certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, or (iii) violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company, except as to (ii) and (iii) above for such breaches, violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.

Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

(a)

Organization and Existence.  The Purchaser has been duly organized and validly exists as a limited liability company in good standing under the laws of the State of Nevada.   The Purchaser has all requisite limited liability company power and authority to enter into the Financing Documents and invest in the Securities pursuant to this Agreement.

(b)

Authorization.  The execution, delivery and performance by the Purchaser of the Financing Agreements to which the Purchaser is a party have been duly authorized and each will constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

(c)

Purchase Entirely for Own Account.  The Securities to be received by the Purchaser hereunder will be acquired (i) for the Purchaser’s own account, not as nominee or agent and (ii) for investment only and not with an intent to resell or distribute.  Nothing contained herein shall be deemed a representation or warranty by the Purchaser to hold the Securities for any period of time.

(d)

 No Broker-Dealer.

The Purchaser is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

(e)

Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Financing Agreements, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(f)

Status of Purchaser.  The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D promulgated by the SEC pursuant to the Securities Act (“Regulation D”) and meets the requirements of at least one of the suitability standards for an accredited investor as set forth in Rule 501 of Regulation D.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial, tax and other matters so as to be capable of evaluating the merits and risks of, and to make an informed investment decision with respect to, the prospective investment in the Securities, which represents a speculative investment, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities for an indefinite period and is able to afford a complete loss of such investment.

(g)

Acknowledgement of Risk. The Purchaser agrees, acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation that: (a) the Company is a development stage business and may require substantial funds; (b) an investment in the Company is highly speculative and only Persons who can afford the loss of their entire investment should consider investing in the Company and the Securities; (c) the Purchaser may not be able to liquidate its investment; (d) transferability of the Securities is extremely limited; and (e) in the event of a disposition of the Securities, the Purchaser can sustain the loss of its entire investment. The Purchaser has considered carefully and understands the risks associated with an investment in the Securities.

(h)

Restricted Securities.  The Purchaser understands and agrees that the Securities have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the Securities Act or any applicable state securities laws or is exempt from such registration.  The Purchaser acknowledges that it is familiar with Rule 144 and that it has been advised that Rule 144 permits resales only under certain circumstances.  The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)

No Short Sales.  The Purchaser agrees that during the term of the Financing Agreements that neither it nor any of its Affiliates will engage in any short sales or hedging transactions with regard to any securities of the Company, including but not limited to the Securities to be sold hereunder.

(j)

Reliance on Representations. The Purchaser agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Purchaser herein.  The Purchaser further represents and warrants that this Agreement does not contain any untrue statement or a material fact or omit any material fact concerning the Purchaser and that the Investor Questionnaire accompanying this Agreement in the form attached hereto as Exhibit A does not contain any untrue statement or a material fact or omit any material fact concerning the Purchaser.

Section 6.

Registration Statement.

(a)

The Company shall use all commercially reasonable efforts to file with the SEC a Registration Statement or Registration Statements (as is necessary) on Form S-1 (or, if such form is unavailable for such a registration, on such other form as is available for such registration), covering the resale of all of the Registrable Securities, which Registration Statement(s) shall state that, in accordance with Rule 416 promulgated under the Securities Act, such Registration Statement also covers such indeterminate number of additional shares of Common Stock as may become issuable upon stock splits, stock dividends or similar transactions. The Company shall initially register for resale all of the Registrable Securities which would be issuable on the date preceding the filing of the Registration Statement as set forth in this Agreement except to the extent that the SEC requires the share amount to be reduced as a condition of effectiveness. The Parties understand that the Shares to be issued pursuant to this Agreement and the shares to be issued pursuant to that certain investment agreement dated May 10, 2013 by and between the Company and the Purchaser shall be registered on the same registration statement.

(b)

The Company shall use all commercially reasonable efforts to have the Registration Statement(s) declared effective by the SEC.

(c)

Notwithstanding the registration obligations set forth in this Section 6, if the staff of the SEC (the “Staff”) or the SEC informs the Company that all of the unregistered Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single Registration Statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the SEC and/or (ii) withdraw the Registration Statement and file a new registration statement (the “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the SEC, on Form S-1 to register for resale the Registrable Securities as a secondary offering.  If the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the Staff or SEC, one or more registration statements on Form S-1 to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement.

Section 7.

Closing Conditions.

(a)

The obligations of the Company to consummate the transactions to be performed by it in connection with the Closing is subject to the following conditions being met:

(i)

the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein);

(ii)

all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)

the delivery by the Purchaser of this Agreement, duly executed by the Purchaser; and

(iv)

the delivery by the Purchaser of a completed Investor Questionnaire in the form attached hereto as Exhibit A, duly executed by the Purchaser.

(b)

The obligations of the Purchaser to consummate the transactions to be performed by it in connection with the Closing are subject to the following conditions being met:

(i)

the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects; and

(iii)

the delivery by the Company of this Agreement duly executed by the Company.

Section 8.

Miscellaneous.

(a)

Restrictive Legend.  The Securities shall bear the following or similar legend until the Securities have been registered and the Registration Statement declared effective or such time as the Shares can be sold pursuant to Rule 144:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(b)

Survival and Indemnification.

(i)

Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for a period of one year.

(ii)

Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchaser and its respective successors and assigns, harmless, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof to) which the Purchaser may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Agreement and will reimburse the Purchaser for all such amounts as they are incurred by the Purchaser.

(iii)

Indemnification by the Purchaser.  The Purchaser, agrees to indemnify and hold harmless the Company and its Affiliates and their respective directors, officers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof to) which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of such Purchaser under the Financing Agreements and will reimburse any such Person for all such amounts as they are incurred by such Person.

(c)

Successors and Assigns.  This Agreement may not be assigned by a Party hereto without the prior written consent of the Company or the Purchaser, as applicable, provided, however, that the Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company; provided such assignee agrees in writing to be bound by the terms of this Agreement.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties.

(d)

Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(e)

Construction; Headings.  This Agreement shall be deemed to be jointly drafted by the Company and the Purchaser and shall not be construed against any person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)

Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the Party to be notified at the address as follows, or at such other address as such Party may designate by ten days’ advance written notice to the other Party:

If to the Company:	PositiveID Corporation 1690 South Congress Avenue, Suite 201 Delray Beach, Florida 33445 Attn: William J. Caragol Facsimile: 561-805-8001

If to the Investor:	IBC Funds LLC 5348 Vegas Drive Las Vegas, NV 89108 Attn: Facsimile: 305-647-0729

With a copy to:	Anslow & Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 Attn: Gregg E. Jaclin, Esq. Facsimile: 732-577-1188

(g)

Expenses.  The Parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any Party to this Agreement against another Party to this Agreement in connection with this Agreement or the other Financing Agreements, the Party which does not prevail in such proceedings shall pay the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing Party in such proceedings.

(h)

Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

(i)

Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the Parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

(j)

Entire Agreement.  This Agreement, including the Schedules and Exhibits hereto, and the other Financing Agreements constitute the entire agreement among the Parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

(k)

Further Assurances.  The Parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(l)

Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date first written above.

COMPANY:

POSITIVEID CORPORATION

By:	/s/ William Caragol
Name:	William Caragol
Title:	CEO

PURCHASER:

IBC FUNDS LLC

By:	/s/ Samuel Oshana
Name:	Samuel Oshana
Title:	Managing Member

Schedule 4(c)

None.

EXHIBIT A

INVESTOR QUESTIONNAIRE

See attached.